Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (1) the inclusion in or incorporation by reference into (i) the Registration Statement on Form S-8 (No. 333-178493) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, (ii) the Registration Statement on Form S-3 (No. 333-187055) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, (iii) the Registration Statement on Form S-4 (No. 333-189448) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, and (iv) the Registration Statement on Form S-3 (No. 333-189449) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP of our report, dated September 20, 2013, with respect to estimates of reserves and future net revenues to the interests of Stanolind Oil and Gas LP, as of April 30, 2013; and (2) all references to our firm or such reports included in or incorporated by reference into such Registration Statements.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

October 1, 2013

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258